11

                     OLD REPUBLIC INTERNATIONAL CORPORATION
                           EARNINGS PER SHARE EXHIBIT
                  (Amounts in millions, except per share data)
 --------------------------------------------------------------------------------------------------------------


                                                                                        Computation of Primary
                                                                                          Earnings Per Share
                                                                                      --------------------------
                                                                                       Quarters Ended March 31,
                                                                                      --------------------------
                                                                                          1997          1996
                                                                                      ------------  ------------
  Weighted average number of common shares outstanding                                       87.0          83.2

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                                          6.7           6.8
       Stock Options                                                                          0.9           0.8
                                                                                      ------------  ------------
  Weighted average number of common and common equivalent shares                             94.6          90.9
                                                                                      ============  ============

  Net income for the period                                                                 $65.2         $50.0

  Less dividends applicable to appropriate Series of
       Redeemable and Convertible Preferred Stock                                             ---           1.2
                                                                                      ------------  ------------
  Adjusted net income                                                                       $65.1         $48.8
                                                                                      ============  ============

  Primary earnings per share                                                                $0.68         $0.54
                                                                                      ============  ============

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
                                                                                     Computation of Fully Diluted
                                                                                          Earnings Per Share
                                                                                      --------------------------
                                                                                       Quarters Ended March 31,
                                                                                      --------------------------
                                                                                          1997          1996
                                                                                      ------------  ------------
  Weighted average number of common shares outstanding                                       87.0          83.2

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                                          6.8           7.0
       Convertible Subordinated Debentures                                                    ---           3.1
       Stock Options                                                                          0.9           0.9
                                                                                      ------------  ------------
  Weighted average number of common and common equivalent shares                             94.8          94.4
                                                                                      ============  ============

  Net income for the period                                                                 $65.2         $50.0





  Less dividends applicable to appropriate Series of
       Cumulative Preferred Stock                                                             ---           1.1
  Plus interest applicable to Convertible Debentures                                          ---           0.4
                                                                                      ------------  ------------
  Adjusted net income                                                                       $65.2         $49.3
                                                                                      ============  ============

  Fully diluted earnings per share                                                          $0.68         $0.52
                                                                                      ============  ============